EXHIBIT 21

                          SUBSIDIARIES OF CONN'S, INC.


    Subsidiary                                      Jurisdiction
    ----------                                      ------------
    CAIAIR, Inc.                                      Delaware
    CAI Credit Insurance Agency, Inc.                Louisiana
    CAI Holding Co.                                   Delaware
    Conn Appliances, Inc.                              Texas
    Conn Appliances, LLC                              Delaware
    Conn Credit Corporation, Inc.                      Texas
    Conn Funding II GP, LLC                            Texas
    Conn Funding II, L.P.                              Texas




                                       40